Exhibit 32.1

   Certification Of Chief Executive Officer and Acting Chief Financial Officer
           Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
                  Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of ABC Funding, Inc. (the "Company") for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Steven Barrenechea, as Chief Executive Officer and Acting Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 15, 2008                By: /s/ Steven Barrenechea
                                       ------------------------------------
                                       Steven Barrenechea
                                       Chief Executive Officer and
                                       Acting Chief Financial Officer